UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 8, 2013

CABLEVISION SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 27-0726696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Cablevision Systems Corporation (the “Company”) has entered into an employment agreement with Kristin A. Dolan. The employment agreement with Ms. Dolan provides for her employment as President, Optimum Services, through December 31, 2017. As President, Optimum Services, Ms. Dolan’s responsibilities and authority will include leading Broadband Product Management, Video Product Management, Marketing and Advertising, Sales, Strategic Product Development and Strategic Market Analysis for the Company’s residential and commercial Optimum products and services. The employment agreement provides for a base salary of $1,000,000 (subject to annual review and potential increase in the discretion of the Compensation Committee) and an annual target bonus equal to at least 100% of her annual base salary in the discretion of the Compensation Committee. She will also be entitled to participate in future long-term cash and equity programs and arrangements that are made available to Similarly Situated Executives of the Company. “Similarly Situated Executives” are the Chief Financial Officer and other Senior Executive Vice Presidents or Vice Chairmen of the Company. In calendar year 2014, and in each successive year during the term, Ms. Dolan will be entitled to receive one or more long-term cash and/or equity awards with an aggregate target value of not less than $1,000,000, as determined by the Compensation Committee in its discretion. The employment agreement anticipates that as part of each annual review by the Compensation Committee, Ms. Dolan will receive the same percentage increase, if any, in base salary, annual target bonus and/or aggregate long-term incentive award target value that is granted by the Compensation Committee to other Similarly Situated Executives. Under the employment agreement, Ms. Dolan continues to be eligible to participate in the Company’s standard employee benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans. Ms. Dolan will also be eligible for all perquisites made available to Similarly Situated Executives.

If Ms. Dolan’s employment with the Company is terminated prior to December 31, 2017 (the “Scheduled Expiration Date”) (i) by the Company without Cause, or (ii) by her for Good Reason (if Cause does not exist), then, subject to her execution of a separation agreement with the Company, the Company will provide her with the following benefits and rights:

(a)	A severance payment in an amount equal to two times the sum of her annual base salary and her annual target bonus, 60% of which shall be payable to her on the six-month anniversary of her termination date and 40% of which shall be payable to her on the twelve-month anniversary of her termination date;

(b)	A prorated annual bonus for the year in which such termination occurred, payable at the same time as such bonuses are paid to Similarly Situated Executives and based on her then current annual target bonus as well as Company and her business unit performance as determined by the Company in its sole discretion, but without adjustment for her individual performance, plus any unpaid annual bonus for the year prior to the year in which such termination occurred;

(c)	Each of her outstanding long-term cash awards will immediately vest in full (whether or not subject to performance criteria) and shall be payable to her at the same time as such awards are paid to active employees of the Company and the payment amount of such award shall be to the same extent that other Similarly Situated Executives receive payment as determined by the Compensation Committee (subject to satisfaction of any applicable performance criteria), provided that any more favorable provisions of her existing award agreements will apply to the treatment of such awards following a “going private transaction” (as defined in the award agreements) and provided, further, that following a “change of control” (as defined in the award agreements), her outstanding awards shall be paid at such time as such awards are paid to active employees of the Company, if such time is earlier than they otherwise would have been paid to her;

(d)	Each of her outstanding restricted stock or restricted stock unit awards granted to her under the plans of the Company shall continue to vest in accordance with their original vesting schedule and payments or deliveries with respect to her restricted stock and restricted stock units shall be made on the original vesting date (or, in the case of restricted stock units, on the original distribution date), and, in the case of restricted stock, the Company will withhold a portion of such awards in an amount sufficient to fund the minimum statutory tax withholding requirements (including, federal, state and local income and employment taxes) resulting from the recognition of income in respect of such outstanding restricted stock and make a payroll tax contribution in such amount on her behalf; and

(e)	Each of her outstanding stock options and any stock appreciation rights under the plans of the Company shall continue to vest in accordance with their original vesting schedule and she will have the right to exercise each of those options and stock appreciation rights for the remainder of the term of such option or award.

If Ms. Dolan ceases to be an employee of the Company as a result of her death, or her physical or mental disability, and at such time Cause does not exist, then, subject to execution of a Separation Agreement (other than in the case of death), she or her estate or beneficiary will be provided with the benefits and rights set forth in (b), (d) and (e) of the preceding paragraph and each of her outstanding long-term cash awards shall immediately vest in full, whether or not subject to performance criteria and shall be payable on the 90th day after the termination of her employment, provided, that if any such award is subject to any performance criteria, then (i) if the measurement period for such performance criteria had not yet been fully completed, then the payment amount will be at the target amount for such award and (ii) if the measurement period for such performance criteria had already been fully completed, then the payment amount of such award will be to the same extent that other Similarly Situated Executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).

Except as otherwise set forth above, upon the termination of Ms. Dolan’s employment with the Company, any outstanding long-term cash or equity awards will be determined in accordance with their terms and Ms. Dolan will not be eligible for severance benefits under any other plan, program or policy of the Company.

The employment agreement contains certain covenants by Ms. Dolan including a noncompetition agreement that restricts Ms. Dolan’s ability to engage in competitive activities until the first anniversary of the termination of her employment with the Company.

For purposes of Ms. Dolan’s employment agreement, “Cause” means her (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony. “Good Reason” means that (1) without her written consent, (A) her base salary or annual target bonus (as each may be increased from time to time in the Company’s sole discretion) is reduced, (B) her title (as in effect from time to time) is diminished, (C) she reports directly to someone other than the Chief Executive Officer of the Company, (D) the Company requires that her principal office be located outside of Nassau County or the Borough of Manhattan, (E) the Company materially breaches its obligations under the agreement; or (F) there is a material diminution of her responsibilities or authority as they are described above; (2) she has given the Company written notice that she does not consent to such action, (3) the Company has not corrected such action within 15 days of receiving such notice, and (4) she voluntarily terminates her employment with the Company within 90 days following the happening of the action described in subsection (1) above.

Ms. Dolan is a director of the Company and is the daughter-in-law of Charles F. Dolan, the spouse of James L. Dolan and the sister-in-law of Kathleen M. Dolan, Patrick F. Dolan, Thomas C. Dolan, Brian G. Sweeney, Deborah Dolan-Sweeney and Marianne Dolan Weber.

Item 8.01	Other Events

As previously disclosed, on October 21, 2012, the Company and AMC Networks Inc. (“AMC Networks”) settled the litigation with DISH Network L.L.C. (“Dish Network”) relating to VOOM HD. On April 8, 2013, the Company and AMC Networks

agreed, pursuant to their 2011 agreement, on the final allocation of the proceeds of the settlement. The parties agreed that AMC Networks would retain $175 million of the cash settlement payment (in addition to the long-term affiliation agreements entered into with DISH Network as part of the settlement). The Company will be allocated a total of $525 million of the cash settlement payment. The Company received $350 million of the cash proceeds from a joint escrow fund in December 2012 and $175 million from AMC Networks on April 9, 2013. The final allocation was approved by independent committees of the Boards of Directors of the Company and AMC Networks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)

By:	/s/ Victoria M. Mink
	Name:	Victoria M. Mink
	Title:	Senior Vice President, Controller and Principal Accounting Officer

Dated: April 11, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, LLC (Registrant)

By:	/s/ Victoria M. Mink
	Name:	Victoria M. Mink
	Title:	Senior Vice President, Controller and Principal Accounting Officer

Dated: April 11, 2013